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                                                                    Exhibit 21.1
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                SUBSIDIARIES OF INDYMAC MORTGAGE HOLDINGS, INC.
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           SUBSIDIARY                   STATE OF INCORPORATION         OWNERSHIP
                                            OR ORIGINATION

IndyMac CLCA SPC I, Inc.                       Delaware                  Direct
IndyMac Mortgage Obligations, Inc.             Delaware                  Direct
IndyMac Mortgage Obligations II, Inc.          Delaware                  Direct